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                                                                    Exhibit 99.1

Wednesday April 28, 2:18 pm Eastern Time

Company Press Release

SOURCE: Merkert American Corporation

Merkert American Corporation Signs a Definitive Merger Agreement with Richmont Marketing Specialists

CANTON, Mass., April 28 /PRNewswire/ -- Merkert American Corporation (Nasdaq:
MERK - news), a leading provider of outsourced sales, and marketing services to manufacturers, suppliers and producers of food and consumer goods -- and the only publicly traded food broker in the United States -- today announced that it has signed a definitive merger agreement with Dallas, Texas-based Richmont Marketing Specialists, Inc. (``Marketing Specialists''). The transaction is subject to customary conditions and approvals, including regulatory and Merkert American stockholder approval and is expected to close in the third quarter of 1999. The parties expect that the combined company will represent the most comprehensive sales and marketing coverage of all retail channels in the United States.

Under terms of the transaction, the stockholders of Marketing Specialists will receive 6,705,551 shares of Merkert American common stock. In addition, Merkert American will grant to certain stockholders and employees of Marketing Specialists options to purchase 800,000 shares (subject to increase up to 1,000,000 shares) of Merkert American common stock at a per share exercise price equal to the greater of fair market value upon grant or $13.50, subject to vesting over the four to five years. Merkert American will assume all of Marketing Specialists' outstanding debt, which net of cash on hand at December 31, 1998 totaled approximately $150 million. Additionally, restructuring charges are expected to be incurred in the second and third quarters of 1999 chiefly as a result of the elimination of duplicative personnel and facilities in connection with the integration of certain overlapping coverage in the Southeast and Midwest markets.

Marketing Specialists Background

With roots dating back to 1892, Marketing Specialists provides an array of sales, marketing, merchandising and order management services to more than 1,700 manufacturers of consumer packaged goods. These consumer products are marketed to leading retailers and wholesalers, from coast to coast. The company operates in a variety of trade channels, including grocery stores, mass merchandisers, warehouse club stores, drug stores, food service and convenience stores.
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Marketing Specialists has more than 4,000 employees and its geographic reach extends to 33 states in the West, Southwest, Midwest and Southeast. Revenues have grown from approximately $156 million in 1997 to $218 million in 1998, through internal growth as well as a number of strategic acquisitions, including Atlas Marketing Co., Inc., and Bromar, Inc.

Merkert American Background

Merkert American, based in Canton, Mass., provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. Merkert American represents more than 750 manufacturers and 70,000 food and non-food stock-keeping units. Merkert American became the first publicly held food broker in the U.S. with the completion of its initial public offering of 4.4 million shares of common stock in December 1998 and the concurrent acquisitions of Merkert Enterprises, Inc. and Rogers-American Company, Inc. Merkert American posted 1998 revenues of $220 million on a pro forma basis. Merkert American has more than 3,000 employees in 35 offices and operates in 25 states in the Northeast, Southeast and Midwest.

Expected Name Change and Management Shifts

Upon completion of the transaction, Merkert American is expected to change its name to Marketing Specialists Corporation in order to capitalize on extensive brand name identity and to more accurately describe the combined company's business.

Ron Pedersen, 59, currently Chief Executive Officer of Marketing Specialists, will become Chairman of the Board of the combined company. Gerald R. Leonard, 52, currently Chairman of the Board and Chief Executive Officer of Merkert American, will become Chief Executive Officer.

Mr. Pedersen has over 30 years of experience in the food industry, including previous service with Anderson Clayton Foods, and Colgate Palmolive. He is a past chairman and current member of the Board of the Association of Sales and Marketing Companies. Mr. Leonard has more than 26 years of experience in food brokerage, manufacturing and related industries and has held a number of positions with Procter & Gamble, William Underwood Company and Green Giant Company.

Joseph T. Casey, 44, Chief Financial Officer of Merkert American, and Bruce Butler, 50, Chief Operations Officer of Marketing Specialists, will continue in these roles at the newly combined company.

Management Comments on the Merger

Commenting on the proposed merger, Mr. Pedersen noted, ``We are excited about the combination of Marketing Specialists and Merkert American -- two companies which have long
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and successful histories within the food brokerage industry --each of which has built key strategic relationships with manufacturers and retailers across the U.S.

``The new Marketing Specialists will be well positioned to build brands in virtually every market in the U.S. by nurturing these relationships even further. By combining local-market expertise with our national reach, we will create a greater competitive advantage for the brands we represent.''

Mr. Leonard stated, ``We are equally delighted at the prospect of combining our companies. In an industry characterized by consolidation at every level, Merkert American has worked hard to expand its geographic coverage and to ensure the company's ability to provide a full range of value-added services. In fact, in response to many retailers' desire to work with fewer brokers and those which cover the largest geographic area, our company was the first in the Northeast to implement the concept of customer teams to service supermarkets on behalf of our manufacturer clientele. Marketing Specialists also utilizes customer teams, and we plan to merge, expand and refine these efforts in the future.''

Mr. Leonard continued, ``With our people, knowledge and extensive resources, the combined company will be one of the most effective partners for manufacturers who want to reach all U.S. consumers and for those who see the cost effectiveness of outsourcing their national sales efforts as opposed to using a direct sales force. As a leading national food brokerage company, we expect the new Marketing Specialists to be the national brand-building partner of choice for manufacturers and retailers alike. That said, we feel we have taken a major step toward our goal of increasing value for our shareholders and consider this proposed merger to be a strategic move which will provide long-term growth for the company.

``We anticipate significant cost savings to be recognized as a result of the combination of our two companies,'' Mr. Leonard added. ``At the same time, it is important to note that manufacturer conflicts may occur due to the consolidation of our two businesses -- likely resulting in a realignment of some manufacturer representation. Such conflicts occur routinely among food brokers, and some loss in manufacturer representation and related loss of revenue is certainly expected in a transaction of this magnitude, but are vastly outweighed by the benefits of the proposed merger.'' Mr. Leonard also noted that, in connection with the integration of the companies, management expects to take substantial restructuring and other charges in the second and third quarters of 1999.

This press release contains forward-looking statements within the meaning of
Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The merger with Marketing Specialists is subject to certain closing conditions, including regulatory and stockholder approval, which may impact the timing or completion of the merger. Reliance should not be placed on forward-looking statements because they involved unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Merkert American. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by
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such forward-looking statements. The factors which may cause such differences include, among other things, the ability of Merkert American to successfully integrate Marketing Specialists' operations into Merkert American's operation; the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission. Reference is hereby made specifically to ``Business-Risk Factors'' set forth in Merkert American's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission for a detailed discussion of various factors which may affect the company.